EXHIBIT 16.1

Schwartz Levitsky Feldman LLP
Chartered Accountants
Montreal, Toronto, Ottawa

May 1, 2006

US Securities and Exchange Commission
Mail Stop 1103
450 5th Street, NW
Washington, DC 20549
USA

Dear Sirs:

We have read the statements of Park Hill Capital I Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated May 1, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

/s/ Schwartz Levitsky Feldman LLP

Montreal Quebec, Canada
May 1, 2006